                                                                    EXHIBIT 99.1

LENNOX INTERNATIONAL REPORTS THIRD QUARTER 2003 EARNINGS PER SHARE OF $0.46

         (DALLAS, TX - October 21, 2003) -- Lennox International Inc. (NYSE:LII) announced third quarter 2003 diluted earnings per share (EPS) of $0.46. LII also reported $0.46 EPS in the third quarter last year.

         Sales increased 2% to $839 million from last year's third quarter. Adjusting for $33 million in heat transfer revenues included in last year's sales - essentially all of which are now part of LII's joint venture with Outokumpu and no longer reported by LII - sales for the quarter increased 7%, up 4% when adjusted for currency exchange. Quarterly operating income was $53 million, up 1% from last year. Net income was $28 million, unchanged from the year-ago period.

         LII's cash flow performance continued to show significant strength in the third quarter. The company generated $83 million in free cash flow in the third quarter and continued to use that cash flow primarily to reduce debt. In the past 12 months LII has reduced debt by $37 million, lowering debt-to-capitalization ratio to 39.9% from 46.7% one year ago. Over the past three years LII has cut its debt in half for a total reduction of $366 million.

          "LII achieved solid results in the third quarter, with higher sales and improved margins in our manufacturing businesses offsetting soft results in our Service Experts segment," said Bob Schjerven, chief executive officer. "Based on the strength of our performance in the first nine months of the year and our momentum going into the final quarter of the year, we are comfortable with our current earnings guidance for 2003 and expect full-year EPS will be in the range of $1.10 to $1.20. We are, however, raising our guidance for free cash flow, and now project full-year free cash flow to substantially exceed our net income." The company's previous guidance was for full-year 2003 free cash flow to be approximately equal to net income.

         In the third quarter, LII realized a gain on the sale of its Electrical Products Division. As disclosed at the time of the sale, the financial impact of this transaction was not material to LII's operating performance. This gain was more than offset by reserve requirements related to the heat transfer joint venture agreement the company entered into with Outokumpu last year. The net result of these two items was an after-tax loss of $2 million, or $0.03 cents per share, which is included in the $0.46 EPS the company reported for the third quarter.

         The tables following the text in this news release provide description and financial detail, and reconcile the information provided to U.S. Generally Accepted Accounting Principles (GAAP) measures.

BUSINESS SEGMENT HIGHLIGHTS:

         HEATING & COOLING: LII's Heating & Cooling business revenues rose 11% to $519 million, reflecting favorable cooling season weather in many key markets. Adjusting for fluctuations in exchange rates, sales were up 8%. Segment operating income increased 44% to $60 million and operating margins expanded 270 basis points to 11.5%.

         LII's Residential Heating & Cooling business continues to outperform the market, with double-digit sales growth for both the Lennox and Ducane brands and continued top line growth in the hearth products division. Revenues grew 7% in the third quarter to $368 million, with sales up 6% adjusting for foreign exchange. Segment operating income increased 24% for the quarter to $42 million. Segment operating margins expanded 160 basis points to 11.5% through higher volumes and purchasing savings that have translated to lower product costs.

         Driven primarily by increased domestic sales to new and existing National Account customers, as well as sales gains within the contractor community, Commercial Heating & Cooling revenues increased 20% to $152 million, up 16% when adjusted for currency fluctuations. Segment operating profit more than doubled to $18 million, with operating margins increasing to 11.5% from 5.9% last year. Higher volumes, increased factory productivity and the benefits realized from closing a plant in Europe earlier this year contributed to this improvement.

         SERVICE EXPERTS: Revenues were relatively flat at $251 million, down 3% adjusting for currency exchange. Consistent with the first half of the year, declines in commercial new construction offset modest revenue growth in residential new construction and both residential and commercial service and replacement. Segment operating income for the quarter declined from $13 million in 2002 to $300,000 this year. Operating margins contracted from 5.2% to 0.1%.

         "While Service Experts has positive cash flow, its profitability for the quarter was clearly unsatisfactory," Schjerven said. "Our aggressiveness in defending the topline in a price competitive environment significantly depressed our gross margins and increased marketing costs." Service Experts also incurred higher costs for insurance, inventory valuation adjustments, and bad debt, as well as increased overhead expenses. In addition, percentage-of-completion accounting adjustments in the commercial new construction business negatively impacted segment profitability. "We remain confident about the prospects for Service Experts and while we have developed the right tools to make it successful, we know execution is the key to improvement," Schjerven said.

         REFRIGERATION: Segment revenues increased 4% to $97 million, down 4% when adjusted for currency exchange. A focus on cost control and improved manufacturing efficiency in a challenging worldwide market helped segment operating income increase 8% to $10 million, with operating margins expanding 30 basis points to 9.8%.

CONFERENCE CALL

         A conference call to discuss the company's third quarter 2003 results will be held on Wednesday, October 22 at 9:30 a.m. (CDT). All interested parties are invited to listen as Bob Schjerven, CEO, and Rick Smith, CFO, comment on the company's operating results.

         To listen, please call the conference call line at 612-326-1011 ten minutes prior to the scheduled start time and use reservation number 701264. The number of connections for this call is limited to 200.

         This conference call will be broadcast live on the Internet and can be accessed at http://www.firstcallevents.com/service/ajwz390236203gf12.html. A link to the broadcast can also be found on the company's web site at http://www.lennoxinternational.com.

         If you are unable to participate in this conference call, a replay will be available from 1:00 p.m. (CDT) October 22 through October 29, 2003 by dialing 800-475-6701, access code 701264. This call will also be archived on the company's web site.

         A Fortune 500 company operating in over 100 countries, Lennox International Inc. is a global leader in the heating, ventilation, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol "LII." Additional information is available at: http://www.lennoxinternational.com or by contacting Bill Moltner, Vice President, Investor Relations, at 972-497-6670.

         This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see Lennox' publicly available filings with the Securities and Exchange Commission. Lennox disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                   LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
     For the Three Months and Nine Months Ended September 30, 2003 and 2002
                 (Unaudited, in millions, except per share data)

                                                                        For the                    For the
                                                                   Three Months Ended          Nine Months Ended
                                                                      September 30,              September 30,
                                                                 ----------------------     -----------------------
                                                                   2003         2002          2003           2002
                                                                 ---------    ---------     ---------     ---------
NET SALES ...................................................    $   839.1    $   818.8     $ 2,308.1     $ 2,321.4
COST OF GOODS SOLD ..........................................        561.4        562.7       1,539.6       1,590.6
                                                                 ---------    ---------     ---------     ---------
         Gross profit .......................................        277.7        256.1         768.5         730.8
OPERATING EXPENSES:
   Selling, general and administrative expense ..............        223.8        205.7         646.8         618.3
   (Gains) losses and other expenses ........................          1.0         (8.9)          1.9          (8.9)
   Restructurings ...........................................           --          6.7            --           8.6
                                                                 ---------    ---------     ---------     ---------
         Income from operations .............................         52.9         52.6         119.8         112.8
INTEREST EXPENSE, net .......................................          6.9          8.9          21.8          25.0
OTHER EXPENSE (INCOME) ......................................          0.6         (0.2)         (1.2)         (0.6)
                                                                 ---------    ---------     ---------     ---------
         Income before income taxes and cumulative
          effect of accounting change .......................         45.4         43.9          99.2          88.4
PROVISION FOR INCOME TAXES ..................................         17.7         16.3          38.7          34.6
                                                                 ---------    ---------     ---------     ---------
         Income before cumulative effect of accounting change         27.7         27.6          60.5          53.8
                                                                 ---------    ---------     ---------     ---------
CUMULATIVE EFFECT OF ACCOUNTING CHANGE ......................           --           --            --        (249.2)
                                                                 ---------    ---------     ---------     ---------
         Net income (loss) ..................................    $    27.7    $    27.6     $    60.5     $  (195.4)
                                                                 =========    =========     =========     =========

INCOME PER SHARE BEFORE CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE:
      Basic .................................................    $    0.47    $    0.48     $    1.04     $    0.94
      Diluted ...............................................    $    0.46    $    0.46     $    1.01     $    0.91

CUMULATIVE EFFECT OF ACCOUNTING CHANGE
PER SHARE:
     Basic ..................................................    $      --    $      --     $      --     $   (4.36)
     Diluted ................................................    $      --    $      --     $      --     $   (4.24)

NET INCOME (LOSS) PER SHARE:
     Basic ..................................................    $    0.47    $    0.48     $    1.04     $   (3.42)
     Diluted ................................................    $    0.46    $    0.46     $    1.01     $   (3.32)

AVERAGE SHARES (In Millions):
    Basic ...................................................         58.5         57.6          58.2          57.2
    Diluted .................................................         60.5         59.4          59.9          58.8

                   LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

                      SEGMENT REVENUES AND OPERATING PROFIT
     For the Three Months and Nine Months Ended September 30, 2003 and 2002
                            (Unaudited, in millions)


                                                           For the                    For the
                                                      Three Months Ended         Nine Months Ended
                                                         September 30,              September 30,
                                                   -----------------------     -----------------------
                                                      2003          2002         2003           2002
                                                   ---------     ---------     ---------     ---------
Net Sales
  Residential .................................    $   367.7     $   342.5     $ 1,038.8     $   965.1
  Commercial ..................................        151.7         126.3         376.6         328.1
                                                   ---------     ---------     ---------     ---------
       Heating and Cooling ....................        519.4         468.8       1,415.4       1,293.2
  Service Experts .............................        251.3         251.6         691.7         708.1
  Refrigeration ...............................         96.8          92.8         284.3         273.2
  Corporate and other (a) .....................           --          33.1            --         128.2
  Eliminations ................................        (28.4)        (27.5)        (83.3)        (81.3)
                                                   ---------     ---------     ---------     ---------
                                                   $   839.1     $   818.8     $ 2,308.1     $ 2,321.4
                                                   =========     =========     =========     =========
Segment Profit (Loss)
  Residential .................................    $    42.2     $    33.9     $   110.7     $    85.5
  Commercial ..................................         17.5           7.5          25.9          13.1
                                                   ---------     ---------     ---------     ---------
       Heating and Cooling ....................         59.7          41.4         136.6          98.6
  Service Experts .............................          0.3          13.1           3.2          26.2
  Refrigeration ...............................          9.5           8.8          26.8          26.0
  Corporate and other (a) .....................        (16.4)        (13.0)        (44.7)        (37.6)
  Eliminations ................................          0.8           0.1          (0.2)         (0.7)
                                                   ---------     ---------     ---------     ---------
       Segment Profit .........................         53.9          50.4         121.7         112.5
  Reconciliation to Income before Income Taxes:
    (Gains) losses and other expenses .........          1.0          (8.9)          1.9          (8.9)
    Restructurings ............................           --           6.7            --           8.6
    Interest Expense, net .....................          6.9           8.9          21.8          25.0
    Other .....................................          0.6          (0.2)         (1.2)         (0.6)
                                                   ---------     ---------     ---------     ---------
                                                   $    45.4     $    43.9     $    99.2     $    88.4
                                                   =========     =========     =========     =========

(a) In the third quarter of 2002, the Company formed joint ventures with Outokumpu Oyj by selling to Outokumpu Oyj a 55% interest in the Company's heat transfer business segment for approximately $55 million in cash and notes. The Company accounts for its remaining 45% interest using the equity method of accounting and includes such amounts in the Corporate and other segment. The historical net sales, results of operations and total assets of the Corporate and other segment have been restated to include the portions of the heat transfer business segment that was sold to Outokumpu Oyj. The results of operations of the heat transfer business segment now presented in the Corporate and other segment were $(0.4) million and $(1.8) million for the three months and nine months ended September 30, 2003, respectively. The historical net sales and results of operations were $33.1 million and $(1.7) million for the three months ended September 30, 2002 and $128.2 million and $(2.8) million for the nine months ended September 30, 2002, respectively.

(b) Segment profit is based upon income from operations included in the accompanying consolidated statements of operations excluding restructuring charges and other operating gains, losses and expenses.

                   LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 As of September 30, 2003 and December 31, 2002
                        (In millions, except share data)

                                     ASSETS
                                                                              September 30,    December  31,
                                                                                  2003             2002
                                                                              ------------     ------------
                                                                               (unaudited)
CURRENT ASSETS:
   Cash and cash equivalents .............................................    $       64.4     $       76.4
   Accounts and notes receivable, net ....................................           451.0            307.3
   Inventories ...........................................................           242.8            219.7
   Deferred income taxes .................................................            33.6             33.3
   Other assets ..........................................................            55.6             38.4
                                                                              ------------     ------------
         Total current assets ............................................           847.4            675.1
PROPERTY, PLANT AND EQUIPMENT, net .......................................           221.7            231.0
GOODWILL, net ............................................................           439.9            420.8
DEFERRED INCOME TAXES ....................................................            78.4             82.7
OTHER ASSETS .............................................................           133.9            112.1
                                                                              ------------     ------------
         TOTAL ASSETS ....................................................    $    1,721.3     $    1,521.7
                                                                              ============     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Short-term debt .......................................................    $        4.0     $        9.3
   Current maturities of long-term debt ..................................            11.4             13.9
   Accounts payable ......................................................           237.8            247.6
   Accrued expenses ......................................................           303.9            253.9
   Income taxes payable ..................................................            56.2             12.8
                                                                              ------------     ------------
         Total current liabilities .......................................           613.3            537.5
LONG-TERM DEBT ...........................................................           357.4            356.7
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS .............................            14.7             13.5
PENSIONS .................................................................            89.6             85.4
OTHER LIABILITIES ........................................................            85.3             75.8
                                                                              ------------     ------------
         Total liabilities ...............................................         1,160.3          1,068.9
                                                                              ------------     ------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value, 25,000,000 shares authorized,
      no shares issued or outstanding ....................................              --               --
   Common stock, $.01 par value, 200,000,000 shares authorized, 63,829,034
shares and 63,039,254 shares issued for 2003 and 2002, respectively ......             0.6              0.6
   Additional paid-in capital ............................................           413.9            404.7
   Retained earnings .....................................................           215.2            171.3
  Accumulated other comprehensive loss ...................................           (27.1)           (79.6)
  Deferred compensation ..................................................           (10.5)           (13.5)
   Treasury stock, at cost, 3,043,916 and 3,009,656 shares
       for 2003 and 2002, respectively ...................................           (31.1)           (30.7)
                                                                              ------------     ------------
         Total stockholders' equity ......................................           561.0            452.8
                                                                              ------------     ------------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......................    $    1,721.3     $    1,521.7
                                                                              ============     ============

                   LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
 RECONCILIATION TO U.S. GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) MEASURES
                   (UNAUDITED, IN MILLIONS, EXCEPT RATIO DATA)


    FREE CASH FLOW

                                                  For the Three Months      For the Nine Months
                                                   Ended September 30,       Ended September 30,
                                                  ---------------------     ---------------------
                                                    2003         2002         2003         2002
                                                  --------     --------     --------     --------
Net Cash Provided by Operating Activities .....   $   26.4     $   69.3     $   17.4     $  113.7
   Purchases of Property, Plant and Equipment..      (11.9)        (6.9)       (22.2)       (19.9)
   Change in Asset Securitization .............       68.2          2.1         13.0        (16.7)
   Cash Restructuring Charges .................         --           --           --          1.9
                                                  --------     --------     --------     --------
Free Cash Flow ................................   $   82.7     $   64.5     $    8.2     $   79.0
                                                  ========     ========     ========     ========

OPERATIONAL WORKING CAPITAL

                                                      Sept. 30,       September 30, 2003       Sept. 30,      September 30, 2002
                                                        2003         Trailing 12 Mo. Avg.        2002         Trailing 12 Mo. Avg.
                                                      ---------      --------------------      ---------      --------------------
Accounts and Notes Receivable, Net ...............    $   451.0                                $   364.3
  Allowance for Doubtful Accounts ................         21.3                                     23.5
  Asset Securitization ...........................         86.0                                    159.8
                                                      ---------                                ---------
Accounts and Notes Receivable, Gross .............        558.3      $              506.8          547.6      $              533.5

Inventories ......................................        242.8                                    250.3
  Excess of current Cost Over Last-in, First-out .         48.2                                     47.0
                                                      ---------                                ---------
Inventories Adjusted .............................        291.0                     304.1          297.3                     340.7

Accounts Payable .................................       (237.8)                   (236.6)        (261.6)                   (255.7)
                                                      ---------      --------------------      ---------      --------------------

Operational Working Capital (a) ..................        611.5                     574.3          583.3                     618.5

Net Sales, Trailing Twelve Months (b) ............      3,012.5                   3,012.5        3,048.4                   3,048.4
                                                      ---------      --------------------      ---------      --------------------

Operational Working Cap. Ratio (a/b) .............         20.3%                     19.1%          19.1%                     20.3%
                                                      =========      ====================      =========      ====================